REDWOOD MICROCAP FUND, INC.

PROXY SOLICITED ON BEHALF OF THE COMPANY

          The undersigned hereby constitutes and appoints John C. Power or R. Stanley Pittman or ____________________________ (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Redwood MicroCap Fund, Inc (the "Company") to be held at ___________________________________ on _____________, 2005 at 10:00 o'clock a.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.
(1)	FOR ___________	WITHHOLD AUTHORITY _____________
To elect all of the nominees listed below:
John C. Power, Joseph O. Smith and Peter Hirschburg

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

______________________________________________________________

(2)	FOR __________	AGAINST ____________	ABSTAIN ___________
To ratify our selection of our independent public accountants
(3)	FOR __________	AGAINST ____________	ABSTAIN ___________
To ratify again the Fund's application to deregister a an investment company under the Investment Company Act of 1940 and to rescind its Investment Guidelines
(4)	FOR __________	AGAINST ____________	ABSTAIN ___________
Subject to the Fund deregistering under the 1940 Act, to change our name to a corporate name determined by the Board of Directors
(5)	FOR __________	AGAINST ____________	ABSTAIN ___________
To undertake the dissolution of the Fund under Colorado law, subject to the discretion of the Board of Directors
(6)	FOR __________	AGAINST ____________	ABSTAIN ___________
To ratify and approve a proposed settlement agreement resolving pending litigation against the Fund

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 6 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.
Date ___________________________, 2005
________________________________________
Name (please type or print)
________________________________________
Signature
________________________________________
Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.